Exhibit 4.1

DATE OF ISSUE	CERTIFICATE NUMBER	RUN/TFR. NO.	REGISTER	NUMBER OF SHARE(S)

HYPEBEAST LIMITED

(Incorporated in the Cayman Islands with limited liability)

SHARE CERTIFICATE
BRANCH REGISTER: HONG KONG

THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON(S) IS/ARE THE REGISTERED HOLDER(S) OF FULLY PAID OR CREDITED AS FULLY PAID SHARE(S) OF HK$0.01 EACH IN THE CAPITAL OF HYPEBEAST LIMITED (THE "COMPANY") AS DETAILED BELOW SUBJECT TO THE TERMS AND CONDITIONS SET OUT IN THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY.

CODE:

NUMBER OF SHARE(S):

GIVEN UNDER THE SECURITIES SEAL OF THE COMPANY ON THE DATE OF ISSUE AS STATED ABOVE.

DIRECTOR

DIRECTOR

NO TRANSFER OF ANY OF THE ABOVE SHARE(S) CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS SHARE CERTIFICATE.

BRANCH SHARE REGISTRAR IN HONG KONG:COMPUTERSHARE HONG KONG INVESTOR SERVICES LIMITED, SHOPS 1712-1716, 17TH FLOOR, HOPEWELL CENTRE, 183 QUEEN'S ROAD EAST, WANCHAI, HONG KONG.

Computershare V1.1

Personal Information Collection Statement The main provisions of the Personal Data (Privacy) Ordinance, Chapter 486 of the laws of Hong Kong (the “Ordinance”) came into effect on 20 December 1996. This Personal Information Collection Statement informs holders of securities as the data subject of the policies and practices of the registrars of the securities issuers in relation to personal data and the Ordinance. Reasons for the Collections of your Personal Data From time to time it is necessary for the registered holders of securities to supply their latest correct personal data to the registrars when transferring securities into or out of their names or in procuring the services of the registrars. Failure or refusal to supply the requested data may result in a delay or the withholding, failure or inability of the registrars to effect the securities transfers or render their services. It is important that holders of securities inform the registrars concerned immediately of any inaccuracies in the data supplied and make the correction or an update thereof. Purposes The personal data of the holders of securities may be used, held and/or stored (by whatever means) for the following purposes: • registering securities transfers into or out of the name of holders of securities • maintaining or updating the registers of securities holders • conducting or assisting to conduct signature veri_cations, any veri_cation or exchange of information • establishing bene_t entitlements, such as dividends, distributions in specie, rights issues, open offers and bonus issues etc. • distributing communications of the related securities issuers • compiling statistical information and securities holders’ pro_les • making disclosures as required by laws, rules, codes or regulations • disclosing relevant information to facilitate claims on entitlements • any other incidental or associated purposes relating to the above and any other purpose which the holders of securities may from time to time agree Transfer of Personal Data Data held by the registrars relating to the holders of securities will be kept con_dential but the registrars may, to the extent necessary for achieving the above purposes or any of them, make such enquiries as they consider necessary to con_rm the accuracy and completeness of the personal data and in particular, they may disclose, obtain or transfer (whether within or outside Hong Kong) the personal data of the holders of securities to, from or with any and all of the following persons and entities: • the securities issuers or their appointed agents such as _nancial advisors and overseas principal registrars • any agents, contractors or third-party service providers who/which offer administrative, telecommunications, computer, payment or other data processing services to the registrars in connection with the operation of their business • any statutory, regulatory or governmental bodies, administrative authorities or courts • any other persons or institutions with which the holders of securities have or propose to have dealings, such as their bankers, solicitors, accountants, independent _nancial advisors or licensed securities dealers etc. Retention of Personal Data The registrars will keep the personal data of the holders of securities for as long as necessary to ful_l the purposes for which the personal data were collected. Personal data which is no longer required will be destroyed or dealt with in accordance with the Ordinance and any other applicable law. Access and Correction of Personal Data The Ordinance provides the holders of securities with the rights to ascertain whether the registrars hold their personal data, to obtain a copy of that data, and to correct any data that is inaccurate. In accordance with other applicable law, the holders of securities may have the right to request for any other information required under other applicable law or the deletion of personal data that the registrars no longer have any lawful ground for use. In accordance with the Ordinance, the registrars have the right to charge a reasonable fee for the processing of any data access request. However, the registrars shall not charge any fee if it is not permitted under applicable law. All requests for access to data, correction of data or deletion of data or for information regarding policies and practices and kinds of data held should be addressed to the registrars of the securities issuers concerned for the attention of the Privacy Compliance Of_cer. 個人資料收集聲明 香港法例第486章《個人資料﹝私隱﹞條例》(「該條例」)中的主要條文已於一九九六年十二月二十日生效。此份個人資料收集聲明是向證券持 有人說明證券發行人的過戶處就個人資料及該條例而制訂的政策及實際應用條文所涉及的資料類別。 收集台端的個人資料的原因 證券持有人將證券轉往其名下，或將名下證券轉讓予他人，或要求過戶處提供服務時，須不時向過戶處提供其最新之準確個人資料。 若未能或拒絕向過戶處提供所需資料，會導致過戶處延誤、暫緩、無法或未能進行證劵過戶或提供服務。 證券持有人所提供的資料如有任何不確，必須即時知會過戶處並進行更正或更新。 資料用途 證券持有人的個人資料可被採用及以任何方式持有及/或保存，以作下列用途： • 為證券持有人登記轉往其名下或由其名下轉讓予他人的證券 • 保存或更新有關的證券持有人名冊 • 核對或協助核對簽名或核對或交換資料 • 確定可獲取利益的名單，例如股息、實物分派、供股、公開發售及紅股等 • 寄發有關證券發行人的公司通訊 • 編製統計資料及證券持有人資料 • 遵照法例、規則、守則或規例的要求作出披露 • 披露必須的資料以便作出權利索償 • 與上述有關的任何其他相同或相關目的及證券持有人不時同意的任何其他目的 向他人提供有關的個人資料 過戶處會把證券持有人的資料保密，但過戶處可能會作出必要的查詢以確定個人資料的準確性及完整性，以便資料可用作上述所有或任何用途 ，尤其可能會將證券持有人的個人資料向下列任何或所有人士及實體披露、獲取或提供有關資料(不論在香港或外地)： • 證券發行人或其委任的代理人，例如財務顧問及海外主要過戶處 • 任何向過戶處提供與其業務運作有關的行政、電訊、電腦、付款或其他資料處理服務的代理人、承包商或第三者服務供應人 • 任何法定、監管或政府機關、行政機構或法院 • 與證券持有人有業務往來或建議有業務往來的任何其他人士或機構，例如銀行、律師、會計師、獨立財務顧問、持牌證劵商等 個人資料的保留 過戶處將按收集個人資料所需的用途保留證券持有人的個人資料。無需保留的個人資料將會根據該條例及其他適用法律銷毀或處理。 查閱及更正個人資料 該條例賦予證券持有人權利審查過戶處是否持有其個人資料，並有權索取資料副本及更正任何不確的資料。證券持有人有權根據其他適用法律 要求取得該其他法律下所須的資料或刪除過戶處不再有任何合法理由使用的資料。 依據該條例，過戶處有權就處理任何查閱資料的要求收取合理費用。但過戶處不可收取任何適用法律不容許的費用。所有有關於查閱資料、更 正資料或刪除資料或關於資料政策及實際應用或資料類別的要求，應向證券發行人的過戶處屬下的私隱權條例事務主任提出。 FORM OF TRANSFER IN 151 • • • HYPEBEAST LIMITED SELLER'S BROKER Wn~~ BUYER'S BROKER ffn~~ 1 2 SELLER'S BROKER Wn~~ BUYER'S BROKER ffJJ~~ 3 4 5 6 FOR THE CONSIDERATION stated on the right, the "Registered Holder(s)" named overleaf (the "Transferor(s)") do(es) hereby transfer to the ''Transferee(s)" named below the share(s) represented by this certificate subject to the several conditions on which the said share(s) is/are now held by the Transferor(s), and the Transferee(s) do(es) hereby agree to accept and hold the said share(s) subject to the conditions aforesaid. Consideration au1 "ttlll!lH,,V ~••A•••••u2•~~·•&~2ti111•~~~~~~~2~•••~••A•••A•~~*~m•u2•~·*••••~m•2~•· ti1ll TRANSFEREE(S) jji.A NOTE: (a) Name of Transferee io fuU i.e., surname, forenames or other names. JJ3J...ifll/!'£=8 • 'E!}!ftfft ' ::g*~_g~::g O (b)Address io full it!!tt (Joint shareholders should give addressoflhe fi~t-named transferee only. W:tiffilR:tlffllf:ti)}:3.AZ~tt O ) NAME(S) IN ENGLISH 1) 1) (Surname first) in block letters NAME(S) !RXtt'B 2) IN 2) CHINESE (lU'cli'i~flH\:) ,j,:,cj<l,g l\UlliElll!l:ii 3) I 4) 3) I 4) ADDRESS IN ENGLISH Ji<:,cit!!!JI: Bldg., Block, Room No. ixi'li-';~bareholdcr yes I no :1<:.a-sm.'.Ux ~ is Street, Estate, Floor No. Occ.jtion flili - J..'l!Jl'8!M -!Ht District, Town, Postcode I Country Tel No. m~ -m'11'81M -i!~ liar< lllli'il1U!i DIVIDEND INSlRUCTlONS (IF ANY) I ACCOUNT NUMBER ~~ta!! (Pl!W~l li&F!l/t<li I Name of Banlc ilrr'8fM Branch / Address 5.trriit!l!.il: Jl.ll!A*'8 SIGNED by the parties to this transfer on this date !l/Jlt~ B Jffl in the presence of SIGNATURE OP WITNESS -------------------------------------------------------------- ---- --- ---- ---- --- ---- ---- --- ---- ---- --- ---- -- Address it!!!JI: -------------------------------------------------------------- ----------------------------------------------------------------------------- Occupation QUl -------------------------------------------------------------- Jl.l!!A~'8 ----------------------------------------------•••••••••M••••••••••••••••M•••~ in the presence of Signature(s) of Transferor(s) (ffllA*'8) SIGNATURE OF WITNESS .............................................................. Address it!!!JI: ·------------------------------------------------------------- ............................................................................. Occupation•• ···········~··············~~··············~~··············~··· ----------------------------------------------------------------------------- Signature(s) of Transferee(s) <•llA*'8)__